Exhibit 99.1
PRESS RELEASE
For Immediate Release
Contact Michael O. Banks — 570-200-1340
Penn Millers Announces Second Quarter 2010 Catastrophe Losses
Wilkes-Barre, Pennsylvania, (Business Wire) July 7, 2010 — Penn Millers Holding Corporation (NasdaqGM: PMIC), (“the Company”) today announced that it estimates that it incurred pre-tax catastrophe losses, net of reinsurance, of approximately $4.9 million for the second quarter ending June 30, 2010. The majority of the losses arose from four claims in the Company’s Agribusiness segment. These four losses arose from severe weather events that included tornadoes in Arkansas, Minnesota and Kansas; and a windstorm in Illinois.
Douglas A. Gaudet, the Company’s President and Chief Executive Officer noted that “These violent storms hit a small number of our large Agribusiness customers spread throughout the Midwest. Our Claims staff has been working vigorously to help our policyholders get back to business quickly and to minimize any interruption in their operations. We are confident that we will deliver the high level of service that they and our brokers expect from us.”
“We continue to market, price and reinsure our products in our Agribusiness and Commercial Business segments under a philosophy of underwriting discipline designed to protect us from losses we cannot absorb over the long-term, however, catastrophe and weather loss ratios will vary significantly quarter to quarter due to the volatility of the frequency and the severity of such losses, relative to the small size of our company. We typically experience the highest level of weather-related loss activity in the second quarter of the year. Over the last five years, our loss ratio from catastrophes in the second quarter has averaged about 8 points. The catastrophe losses in this quarter are estimated to add about 29 loss ratio points for the quarter and will cause the Company to incur a loss from operations for the second quarter.”
The Company expects to file its second quarter Form 10-Q with the Securities and Exchange Commission on, or before, August 17, 2010.
In this press release the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations and projections regarding the Company’s operations and performance.

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business, including the effects of climate change; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K, filed with the SEC and in our other public filings with the SEC. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.
###